Exhibit 99.2

STATE STREET CORPORATION

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS

State Street prepares its consolidated statement of income in accordance with accounting principles generally accepted in the U.S., or GAAP. In addition, State Street presents financial information on a non-GAAP basis, referred to as “operating” basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. The tables presented below reconcile financial information prepared on an operating basis to financial information prepared in accordance with GAAP.

(Dollars in millions)	Year Ended December 31, 2000				Year Ended December 31, 2010
	Reported Results	Adjustments		Operating-Basis Results	Reported Results	Adjustments		Operating-Basis Results	Compound Annual Growth 2000 - 2010
Total fee revenue	$2,690	$(197	)(1)	$2,493	$6,540			$6,540
Net interest revenue	894	65	(2)	959	2,699	$(583	)(3)	2,116
Gains related to investment securities, net:	2	—		2	(286)	344	(4)	58

Total revenue	$3,586	$(132)		$3,454	$8,953	$(239)		$8,714	10.0%

(1)	Represents revenue associated with the Corporate Trust and Private Management businesses divested in 2002 and 2003, respectively.
(2)	Represents tax-equivalent adjustment of $65 million, not included in reported results.
(3)	Represents tax-equivalent adjustment of $129 million, not included in reported results, net of $712 million of discount accretion related to former conduit securities.
(4)	Represents a net loss related to a repositioning of the investment portfolio.

STATE STREET CORPORATION

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS

State Street prepares its consolidated statement of income in accordance with accounting principles generally accepted in the U.S., or GAAP. In addition, State Street presents financial information on a non-GAAP basis, referred to as “operating” basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. The tables presented below reconcile financial information prepared on an operating basis to financial information prepared in accordance with GAAP.

(Dollars in millions, except per share amounts)	Nine Months Ended September 30, 2011
	Reported Results	Adjustments		Operating-Basis Results
Total fee revenue	$5,527			$5,527
Net interest revenue	1,727	$(63	)(1)	1,664
Gains related to investment securities, net:	25	—		25

Total revenue	7,279	(63)		7,216
Provision for loan losses	1	—		1
Total expenses	5,274	(121	)(2)	5,153

Income before income tax expense	2,004	58		2,062
Income tax expense	465	76	(3)	541
Tax-equivalent adjustment	—	96	(4)	96

Net income	$1,539	$(114)		$1,425

Dividend on preferred stock	$(13)	$—		$(13)
Earnings allocated to participating securities	(15)	1	(5)	(14)

Net income available to common shareholders	$1,511	$(113)		$1,398

Diluted earnings per common share	$3.03	$(.23)		$2.80
Average diluted common shares outstanding (in thousands)	498,417	498,417		498,417
Return on average common equity	10.8%	(0.8)%		10.0%
Net interest margin (6)	1.71%	(0.15)%		1.56%
Pre-tax margin (7)	27.5%	1.1%		28.6%

(1)	Represents tax-equivalent adjustment of $96 million, not included in reported results, net of $159 million of discount accretion related to former conduit securities.
(2)	Represents $46 million of integration costs and $75 million of restructuring charges related to the business operations and information technology transformation program.
(3)	Represents a discrete tax benefit of $91 million generated by a restructuring of former non-U.S. conduit assets and the net tax effect of non-operating adjustments.
(4)	Represents tax-equivalent adjustment, not included in reported results.
(5)	Represents effect of the difference between reported and operating-basis earnings on allocation to participating securities.
(6)

Reported margin represents fully taxable-equivalent net interest revenue of $1.82 billion (reported net interest revenue of $1.73 billion plus a tax-equivalent adjustment of $96 million), on an annualized basis, as a percentage of reported average interest-earning assets for the period.

(7)	Represents income before income tax expense as a percentage of total revenue.

STATE STREET CORPORATION

Reconciliation of Tangible Common Equity and Tier 1 Common Ratios

September 30, 2011

The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there in no authoritative requirement to caluclate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The tier 1 common ratio is calculated by dividing (a) tier 1 capital (calculated in accordance with currently applicable bank regulatory requirements) less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital), by (b) total risk-weighted assets, also calculated in accordance with currently applicable bank regulatory requirements.

(Dollars in millions)		September 30, 2011
Consolidated Total Assets		$208,795
Less:
Goodwill		5,639
Other intangible assets		2,486
Excess reserves held at central banks		33,618

Adjusted assets		167,052
Plus deferred tax liabilities		764

Total tangible assets	A	$167,816

Consolidated Total Common Shareholders’ Equity		$19,151
Less:
Goodwill		5,639
Other intangible assets		2,486

Adjusted equity		11,026
Plus deferred tax liabilities		764

Total tangible common equity	B	$11,790

Tangible common equity ratio	B/A	7.0%
Tier 1 Capital		$13,520
Less:
Trust preferred securities		950
Preferred stock		500

Tier 1 common capital	C	$12,070

Total risk-weighted assets	D	$75,646
Ratio of tier 1 common capital to total risk-weighted assets	C/D	16.0%

STATE STREET CORPORATION

BASEL III CAPITAL RECONCILIATION

September 30, 2011

The table set forth below presents the calculations of State Street’s ratios of tier 1 risk-based, total risk-based, tier 1 common and tier 1 leverage capital, prepared in accordance with current bank regulatory requirements, and the same ratios prepared in accordance with the proposed requirements of Basel III as those proposed requirements are currently understood.

(Dollars in millions)	Current Requirements (1)		Basel III Requirements (2)
Tier 1 capital	$13,520	A	$13,046
Less:
Trust preferred securities	950		637
Preferred stock	500		500

Tier 1 common capital	12,070	B	11,909
Total capital	14,762	C	14,738
Total risk-weighted assets	75,646	D	102,151
Adjusted quarterly average assets	172,538	E	217,243
Tier 1 capital ratio	17.9%	A/D	12.8%
Total capital ratio	19.5%	C/D	14.4%
Tier 1 common ratio	16.0%	B/D	11.7%
Tier 1 leverage ratio	7.8%	A/E	6.0%

(1)

Actual (unaudited) total capital, tier 1 capital and tier 1 leverage ratios were calculated in accordance with currently applicable bank regulatory requirements. Tier 1 common ratio was calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital), by (b) total risk-weighted assets, which were calculated in accordance with currently applicable bank regulatory requirements.

(2)

For purposes of the calculations in accordance with Basel III (see below), total capital, tier 1 capital and tier 1 leverage ratios and total risk-weighted assets were calculated based on State Street’s estimates, based upon published statements of the Basel Committee and the Federal Reserve, of the effects of the requirements under Basel III affecting capital. The tier 1 common ratio is calculated by dividing (a) tier 1 common capital (as described in footnote (1)), but with tier 1 capital calculated in accordance with Basel III by (b) total risk-weighted assets, which are calculated in accordance with Basel III. State Street reports its financial ratios in accordance with the requirements of the Board of Governors of the Federal Reserve System, which has not yet adopted Basel III. There remains considerable uncertainty concerning the timing for adoption and implementation of Basel III by the Federal Reserve. When adopted, the Federal Reserve may implement Basel III with some or more modifications or adjustments. Therefore, State Street’s current understanding of Basel III, as reflected in the table above, may be different from the ultimate application of Basel III by the Federal Reserve to State Street.

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Tier 1 capital used in the calculation of the tier 1 capital and tier 1 leverage ratios decreased by $474 million, as a result of applying estimated Basel III requirements to tier 1 capital of $13.520 billion as of September 30, 2011. Total capital used in the calculation of the total capital ratio decreased by $24 million, as a result of applying estimated Basel III requirements to total capital of $14.762 billion as of September 30, 2011.

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Tier 1 common capital used in the calculation of the tier 1 common ratio was $11.909 billion, reflecting the adjustments to tier 1 capital described in the first bullet above. Tier 1 common capital used in the calculation is therefore calculated as adjusted tier 1 capital of $13.046 billion less non-common elements of capital, composed of trust preferred securities of $637 million and preferred stock of $500 million as of September 30, 2011, resulting in tier 1 common capital of $11.909 billion. At September 30, 2011, there was no qualifying minority interest in subsidiaries.

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Total risk-weighted assets used in the calculation of the total capital, tier 1 capital and tier 1 common ratios increased by $26.505 billion as a result of applying estimated Basel III requirements to total risk-weighted assets of $75.646 billion as of September 30, 2011.

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Consolidated adjusted quarterly average assets used in the calculation of the leverage ratio increased by $44.705 billion as a result of applying estimated Basel III requirements to the actual consolidated adjusted quarterly average assets of $172.538 billion as of September 30, 2011.